Exhibit 99.3

Unaudited pro forma financial information of Monarch, after giving effect to the acquisition of Riviera Black Hawk, as of March 31, 2012 and for the three months ended March 31, 2012 and for the year ended December 31, 2011

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UNAUDITED PRO FORMA

BALANCE SHEET

March 31, 2012

(Dollars In Thousands)

					Monarch Casino
	Historical	Historical	Proforma		and Resort, Inc.
	Monarch Casino	Riviera Black	Adjustments		Pro Forma as
	and Resort, Inc.	Hawk, Inc.	(see Note 2)		Adjusted for Acquisition
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,173	$6,035	$(730)	( a )	$16,478
Accounts receivable - net	2,563	195	-		2,758
Inventories	1,968	97	-		2,065
Prepaid expenses and other assets	6,624	862	3,680	(b)	11,166
Deferred income taxes	616	-	120	(e)	736
Total current assets	22,944	7,189	3,070		33,203

PROPERTY AND EQUIPMENT - net	151,282	39,817	750	( c)	191,849

OTHER ASSETS
Other Assets	1,416	8	90	(f)	1,514
Intangible Assets - net	-	6,522	3,968	( c)	10,490
Goodwill	-	-	21,994	( c)	21,994
Intercompany	-	23,938	(23,938)	( d )	-
Total other assets	1,416	30,468	2,114		33,998

Total assets	$175,642	$77,474	$5,934		$259,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$7,091	$638	$(51)	(e)	$7,678
Accrued expenses	14,382	3,536	1,541	(f)	19,459
Federal income taxes payable	1,651	1,272	-		2,923
Current portion of capital lease	-	45	-		45
Total current liabilities	23,124	5,491	1,490		30,105

LONG-TERM LIABILITIES
Long-tem debt	18,980	-	76,568	(g)	95,548
Due to parent	-	70,000	(70,000)	(h)	-
Capital lease - net of current portion	-	15	-		15
Deferred income taxes	1,112	1,244	-		2,356
Total long-term liabilities	20,092	71,259	6,568		97,919
Total liabilities	43,216	76,750	8,058		128,024

STOCKHOLDERS’ EQUITY
Common Stock, $.01 par value, 30,000,000 shares authorized; 19,096,300 issued and 16,138,158 outstanding at March 31, 2012	191	-	-		191
Additional paid-in capital	33,447	-	-		33,447
Treasury stock, 2,958,142 shares at March 31, 2012 at cost	(48,542)	-	-		(48,542)
Retained Earnings	147,330	724	(2,124)	(i)	145,930
Total stockholders’ equity	132,426	724	(2,124)		131,026
Total liabilities and stockholders’ equity	$175,642	$77,474	$5,934		$259,050

See accompanying notes to this unaudited pro forma balance sheet.

UNAUDITED PRO FORMA

STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2011

(Dollars In Thousands Except Per Share Amounts)

					Monarch Casino
	Historical	Historical	Proforma		and Resort, Inc.
	Monarch Casino	Riviera Black	Adjustments		Pro Forma as
	and Resort, Inc.	Hawk, Inc.	(see Note 3)		Adjusted for Acquisition
REVENUES
Casino	$97,367	$38,643	$-		$136,010
Food and beverage	42,934	3,988	-		46,922
Hotel	21,439	-	-		21,439
Other	8,026	373	-		8,399
Gross revenues	169,766	43,004	-		212,770
Less - promotional allowances	(29,133)	(3,451)	-		(32,584)
Net revenues	140,633	39,553	-		180,186
OPERATING EXPENSES
Casino	38,276	19,171	-		57,447
Food and beverage	19,861	611	-		20,472
Hotel	5,824	-	-		5,824
Other	2,891	-	-		2,891
Selling, general and administrative	47,111	9,779	-		56,890
Depreciation and amortization	13,380	3,799	1,732	(a)	18,911
Building demolition expense	3,519	-	-		3,519
Intercompany management fees	-	868	(868)	(b)	-
Total operating expenses	130,862	34,228	864		165,954

INCOME FROM OPERATIONS	9,771	5,325	(864)		14,232

Interest expense, net	(914)	(1)	(1,923)	(c)	(2,838)
Interest expense, due to parent	-	(5,250)	5,250	(d)	-
Total interest expense, net	(914)	(5,251)	3,327		(2,838)

INCOME BEFORE INCOME TAX PROVISION	8,857	74	2,463		11,394
Income tax provision	(3,181)	(4)	(960)	(e)	(4,145)
NET INCOME	$5,676	$70	$1,503		$7,249

Earnings per share of common stock
Net income
Basic	$0.35				$0.45
Diluted	$0.35				$0.45

Weighted aver number of common shares and potential common shares outstanding
Basic	16,138,158				16,138,158
Diluted	16,231,325				16,231,325

See accompanying notes to this unaudited pro forma statement of operations.

UNAUDITED PRO FORMA
STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2012
(Dollars In Thousands Except Per Share Amounts)

					Monarch Casino
	Historical	Historical	Proforma		and Resort, Inc.
	Monarch Casino	Riviera Black	Adjustments		Pro Forma as
	and Resort, Inc.	Hawk, Inc.	(see Note 3)		Adjusted for Acquisition
REVENUES
Casino	$25,172	$9,785	$-		$34,957
Food and beverage	10,586	973	-		11,559
Hotel	4,368	-	-		4,368
Other	2,137	118	-		2,255
Gross revenues	42,263	10,876	-		53,139
Less - promotional allowances	(7,633)	(863)	-		(8,496)
Net revenues	34,630	10,013	-		44,643
OPERATING EXPENSES
Casino	9,896	4,713	-		14,609
Food and beverage	4,726	124	-		4,850
Hotel	1,295	-	-		1,295
Other	726	-	-		726
Selling, general and administrative	11,759	2,537	-		14,296
Depreciation and amortization	3,375	1,372	11	(a)	4,758
Intercompany management fees	-	224	(224)	(b)	-
Total operating expenses	31,777	8,970	(213)		40,534
INCOME FROM OPERATIONS	2,853	1,043	213		4,109

Interest expense, net	(329)	-	(480)	(c)	(809)
Interest expense, due to parent	-	(1,310)	1,310	(d)	-
Total interest expense, net	(329)	(1,310)	830		(809)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	2,524	(267)	1,043		3,300
Income tax benefit (provision)	(882)	101	(396)	(e)	(1,177)
NET INCOME (LOSS)	$1,642	$(166)	$647		$2,123

Earnings per share of common stock
Net income
Basic	$0.10				$0.13
Diluted	$0.10				$0.13

Weighted aver number of common shares and potential common shares outstanding
Basic	16,138,158				16,138,158
Diluted	16,274,355				16,274,355

See accompanying notes to this unaudited pro forma statement of operations.

UNAUDITED PRO FORMA FINANCIAL DATA

Riviera Black Hawk, Inc. (the “Company”) owns and operates the Riviera Black Hawk Casino (“Riviera Black Hawk”) located in Black Hawk Colorado.

On September 29, 2011, Monarch Casino & Resort, Inc. (“Monarch”), entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Riviera Operating Corporation (“ROC”), a Nevada corporation, Riviera Holdings Corporation (“RHC”), a Nevada corporation (collectively the “Seller”) and Riviera Black Hawk, Inc., a Colorado corporation (“RBHI”).  Pursuant to the Agreement, the Seller agreed to sell all of the issued and outstanding shares of common stock of RBHI to Monarch.  On April 26, 2012 (the “Close Date”), the transaction (the “Acquisition”) was completed.

The following unaudited pro forma balance sheet of Monarch as of March 31, 2012 and unaudited pro forma statement of operations for the year ended December 31, 2011 and three months ended March 31, 2012, give effect to the Acquisition and the financing raised by Monarch (the “Acquisition Financing”) as if they occurred, for balance sheet purposes, on March 31, 2012 and, for statement of operations purposes, on January 1, 2011 and 2012. The unaudited pro forma financial statements are not necessarily indicative of the results that would have been reported had such transactions actually occurred on the date specified, nor are they indicative of Monarch’s future results of operations or financial condition.  The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, and the historical financial statements and notes thereto of the Company, the historical financial statements and notes thereto of Monarch appearing in Monarch’s report on Form 10-K for the year ended December 31, 2011.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.             The following tables set forth the determination of the preliminary allocation of the purchase price of the Company (in thousands):

Cash consideration	$75,885
Liabilities assumed by Monarch	3,452
Total consideration	$79,337

The preliminary allocation of pro forma purchase price is as follows (in thousands):

Tangible Assets:
Current assets	$6,286
Land	7,800
Site improvements	30
Building improvements	27,000
Furniture and equipment	5,737
Total tangible assets	46,853
Intangible Assets:
Customer list	8,900
Trade name	1,590
Goodwill	21,994
Total intangible assets	32,484
Total assets	$79,337

The final purchase price allocation will be based on appraisals and estimates by management and is expected to be completed by December 31, 2012.

2.             The following is a brief description of the pro forma adjustments to the balance sheet to reflect the Acquisition:

a.             Represents an adjustment required to adjust working capital requirements imposed on the Company by the Purchase Agreement.

b.             Reflects a $3.8 million deposit related to the Acquisition made by Monarch when it entered into the Purchase Agreement and $120 thousand is related to the reclassification of amounts to convert the Company’s presentation to match the historical presentation of Monarch.

c.             Reflects an increase representing a step-up in the basis at estimated fair value of the property and equipment, intangible assets and goodwill acquired.

d.             Represents the elimination of the Intercompany amount not acquired by Monarch.

e.             Reflects reclassification of amounts to convert the Company’s presentation to match Monarch’s.

f.               Reflects reclassification of $51 thousand from accounts payable to convert the Company’s presentation to match Monarch’s.  Also represents amounts accrued to reflect material non-recurring adjustments related to the accrual of a success fee to Monarch’s advisors, and other professional fees, of $1.4 million and approximately $90 thousand of which have been capitalized as deferred loan costs.

g.             Represents the Acquisition Financing consisting of a revolving line of credit secured by liens on substantially all of the real and personal property of Monarch and its subsidiaries.  The Acquisition Financing contains covenants requiring the preservation and maintenance of Monarch and its subsidiaries assets and covenants restricting our ability to merge, transfer ownership of Monarch, incur additional indebtedness, encumber assets and make certain investments.  The facility contains covenants requiring that Monarch maintain certain financial ratios and achieve a minimum level of Earnings-Before-Interest-Taxes-Depreciation and Amortization (EBITDA) on a trailing four-quarter basis.  It also contains provisions that restrict cash transfers between Monarch and its affiliates and contains provisions requiring the achievement of certain financial ratios before Monarch can repurchase common stock or pay dividends. Management does not consider the covenants to restrict normal functioning of day-to-day operations.

The maximum principal available under the Acquisition Financing is $100 million until the beginning of the first quarter of 2013 after which the maximum principal available is reduced by 1.5% per quarter.

The interest rate of the Acquisition Financing is LIBOR, or a base rate (as defined in the Acquisition Financing agreement), plus an interest rate margin ranging from 1.25% to 2.50% depending on Monarch’s leverage ratio.  The interest rate is adjusted quarterly based on Monarch’s leverage ratio calculated using operating results over the previous four quarters and borrowings at the end of the most recent quarter.  Calculated on a pro forma basis, at March 31, 2012 pricing was LIBOR plus 2.250%.  At March 31, 2012, the one-month LIBOR rate was 0.24%.

h.             Represents the liability amount Due to Parent which was terminated in accordance with the Purchase Agreement.

i.                 Represents the elimination of the retained earnings of the Company and inclusion of material non-recurring adjustments related to the accrual of a success fee to Monarch’s advisors, and other professional fees, of $1.4 million.

3.             The following is a brief description of the pro forma adjustments to the statement of operations to reflect the Acquisition:

a.             Represents additional depreciation and amortization expense related to the step-up in the basis of the acquired assets and modification of their useful lives.

b.             Reflects elimination of the management fee to the Company’s parent prior to the Acquisition.

c.             Represents interest expense and amortization of deferred loan costs related to the Acquisition Financing.  See additional discussion of the Acquisition Financing at Note 2.g.

d.             Represents elimination of intercompany interest expense on amounts owed to the Company’s parent prior to the Acquisition.

e.             Represents tax expense of the Company.